Exhibit 99.10

PROXY

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

INDUSTREA ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Howard D. Morgan and Tariq Osman (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the shares of Common Stock of Industrea Acquisition Corp. (the “Company”), a Delaware corporation, that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of the Company to be held on [•], 2018 at 10:00 a.m. Local Time at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166, and at any adjournments and/or postponements thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7 and 8. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Stockholders to be held on [•], 2018.

This notice of Special Meeting and the accompanying

Proxy Statement are available at: http://www.cstproxy.com/[•]/[•]

Please mark vote as indicated in this example ☒

INDUSTREA ACQUISITION CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7, and 8

1.	The Business Combination Proposal — To approve and adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 7, 2018, by and among the Company, Concrete Pumping Holdings Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Newco”), Concrete Pumping Holdings, Inc., a Delaware corporation (“CPH”), certain subsidiaries of Newco, and PGP Investors, LLC, solely in its capacity as the initial Holder Representative, a copy of which is attached to the proxy statement/prospectus as Annex A, and approve the transactions contemplated thereby (the “Business Combination”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	The Nasdaq Proposal — To approve, for puposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the Business Combination;

The Charter Proposals — To approve the following material differences between the proposed amended and restated certificate of incorporation of Newco (the “Newco Charter”) that will be in effect upon the closing of the Business Combination and the Company’s current amended and restated certificate of incorporation (the “Industrea Charter”):		FOR ☐ FOR ☐	AGAINST ☐ AGAINST ☐	ABSTAIN ☐ ABSTAIN ☐

3.	the name of the new public company will be Concrete Pumping Holdings, Inc. as opposed to “Industrea Acquisition Corp.”;	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Newco will have 500,000,000 authorized shares of common stock and 10,000,000 authorized shares of preferred stock, as opposed to the Company having 220,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock; and

5.	the Newco Charter will not include the various provisions applicable only to special purpose acquisition companies that the Industrea Charter contains (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time).

6.	The Director Election Proposal — To elect nine directors who, upon consummation of the Business Combination, will be the directors of Newco:

Nominees:

Class I (to serve until the 2019 annual meeting of stockholders or until their successors are duly elected and qualified, or until their earlier resignation, removal or death):

	Heather L. Faust	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
	David G. Hall	☐	☐	☐
Iain Humphries

Class II (to serve until the 2020 annual meeting of stockholders or until their successors are duly elected and qualified, or until their earlier resignation, removal or death):

	Brian Hodges	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
	John M. Piecuch	☐	☐	☐
Howard D. Morgan

Class III (to serve until the 2021 annual meeting of stockholders or until their successors are duly elected and qualified, or until their earlier resignation, removal or death):

	David A.B. Brown	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
	Tariq Osman	☐	☐	☐
Bruce Young

7.	The Incentive Plan Proposal — To approve the Concrete Pumping Holdings, Inc. 2018 Omnibus Incentive Plan, which is an incentive compensation plan for employees, directors and consultants of Newco and its subsidiaries, including CPH, a copy of which is attached to the proxy statement/prospectus as Annex C.	FOR ☐	AGAINST ☐	ABSTAIN ☐

8.	The Adjournment Proposal — To approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals or the Incentive Plan Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals or the Incentive Plan Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated:____________________________, 2018

Signature

(Signature if held Jointly)

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of Proposals 1, 2, 3, 4, 5, 6, 7 and 8. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.